Exhibit 21.1

List of Subsidiaries

1.	LaSalle Hotel Operating Partnership, L.P.	52.	LHO Chicago River Lessee, L.L.C.
2.	LHO Hollywood Financing, Inc. (QRS)	53.	LHO Michigan Avenue Freezeout Lessee, L.L.C.
3.	LHO New Orleans Financing, Inc.	54.	LHO Michigan Avenue Freezeout, L.L.C.
4.	LHO Hollywood LM, L.P.	55.	Lucky Town Burbank, L.P
5.	LHO New Orleans LM, L.P.	56.	Lucky Town Burbank Lessee, Inc.
6.	LHO Viking Hotel, L.L.C.	57.	Lucky Town Burbank, L.L.C.
7.	LHO Harborside Hotel, L.L.C.	58.	NYC Serenade Lessee, L.L.C.
8.	LHO Mission Bay Hotel, L.P.	59.	NYC Serenade, L.L.C.
9.	LHO San Diego Financing, L.L.C.	60.	Souldriver Lessee, Inc.
10.	LaSalle Washington One Lessee, Inc.	61.	Souldriver, L.L.C.
11.	LHO Washington Hotel One, L.L.C.	62.	Souldriver, L.P.
12.	LHO Washington Hotel Two, L.L.C.	63.	Magic Member, L.L.C.
13.	LHO Washington Hotel Three, L.L.C.	64.	Modern Magic Hotel, L.L.C.
14.	LHO Washington Hotel Four, L.L.C.	65.	Ramrod Lessee, Inc.
15.	I&G Capital, L.L.C.	66.	Paradise Lessee, Inc.
16.	LaSalle Hotel Lessee, Inc.	67.	Glass Houses
17.	LHO Leesburg One Lessee, Inc.	68.	DC One Lessee, L.L.C.
18.	LHO Washington Hotel Six, L.L.C.	69.	DC Two Lessee, L.L.C.
19.	LHO Indianapolis One Lessee, L.L.C.	70.	DC Three Lessee, L.L.C.
20.	LHO Indianapolis Hotel One MM, L.L.C.	71.	DC Four Lessee, L.L.C.
21.	LHO Indianapolis Hotel One CMM, Inc.	72.	DC Six Lessee, L.L.C.
22.	LHO Indianapolis Hotel One, L.L.C.	73.	DC I&G Capital Lessee, L.L.C.
23.	LHO Alexandria One, L.L.C.	74.	DA Entity, L.L.C.
24.	LHO Alexandria One Lessee, L.L.C.	75.	RDA Entity, Inc.
25.	LHO Santa Cruz Hotel One, L.L.C.	76.	H Street Shuffle, L.L.C.
26.	LHO San Diego Hotel One, L.L.C.	77.	H Street Shuffle Lessee, L.L.C.
27.	LHO San Diego Hotel One, L.P.	78.	Wild Innocent I, L.P.
28.	LHO Santa Cruz Hotel One, L.P.	79.	Wild I, L.L.C.
29.	LHO San Diego One Lessee, Inc.	80.	Innocent I, L.L.C.
30.	LHO Santa Cruz One Lessee, Inc.	81.	Wild Innocent I Lessee, L.L.C.
31.	LHO Grafton Hotel, L.P.	82.	Chimes of Freedom, L.L.C.
32.	LHO Grafton Hotel Lessee, Inc.	83.	Chimes I, L.L.C.
33.	LHO Grafton Hotel, L.L.C.	84.	Of Freedom I, L.L.C.
34.	LHO Onyx One Lessee, L.L.C	85.	Chimes of Freedom Lessee, L.L.C.
35.	LHO Onyx Hotel One, L.L.C.	86.	Geary Darling, L.P.
36.	LHO Badlands, L.L.C.	87.	Geary Darling, L.L.C.
37.	LHO Badlands Lessee, L.L.C.	88.	Geary Darling Lessee, Inc.
38.	LHO Le Parc, L.L.C.	89.	RW New York, L.L.C.
39.	LHO Le Parc, L.P.	90.	RW New York Lessee, L.L.C.
40.	LHO Le Parc Lessee, Inc.	91.	Chamber Maid, L.P.
41.	Westban Hotel Investors, L.L.C.	92.	Chamber Maid, L.L.C.
42.	LHO Backstreets, L.L.C.	93.	Chamber Maid Lessee, Inc.
43.	LHO Backstreets Lessee, L.L.C.	94.	Seaside Hotel, L.P.
44.	LHO Tom Joad Circle DC Lessee, L.L.C.	95.	Seaside Hotel, L.L.C.
45.	LHO Tom Joad Circle DC, L.L.C.	96.	Seaside Hotel Lessee, Inc.
46.	LHO Mission Bay Rosie Hotel, L.L.C.	97.	Let It FLHO, L.P.
47.	LHO Mission Bay Rosie Hotel, L.P.	98.	Let It FLHO, L.L.C.
48.	LHO Mission Bay Rosie Lessee, Inc.	99.	Let It FLHO Lessee, Inc.
49.	LHO Alexis Hotel, L.L.C.	100.	PC Festivus, L.L.C.
50.	LHO Alexis Lessee, L.L.C.	101.	PC Festivus Lessee, L.L.C.
51.	LHO Chicago River, L.L.C.